SECURITES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
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             (Exact Name of Registrant as Specified in Its Charter)

               Switzerland                               98-0186363
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 (State of Incorporation or Organization)   (I.R.S. Employer Identification no.)

      Bahnhofstrasse 45, Zurich and
         Aeschenvorstadt 1, Basel
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 (Address or Principal Executive Offices)                (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of securities       registration of a class of
pursuant to Section 12(b) of the            securities pursuant to Section 12(g)
Exchange Act and is effective               of the Exchange Act and is effective
pursuant to General Instruction             pursuant to General Instruction
A.(c), please check the following           A.(d), please check the following
box: [X]                                    box: [_]

Securities Act registration statement file number to
which this form relates:                                     333-46930
                                                      -----------------------
                                                          (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                Name of Each Exchange on Which
           To be so Registered                Each Class is to be Registered
---------------------------------------     -----------------------------------

       Medium-Term Notes, Series A               American Stock Exchange
      Equity-Linked Notes linked to
         the S&P 500(R) Index due
        November 5, 2007, Offering
        protection for up to a 25%
       decline in the S&P 500 Index


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered

          The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series A, Equity-Linked Notes linked to the S&P 500 Index due November 5, 2007, Offering protection for up to a 25% decline in the S&P 500 Index (the "Securities"). UBS AG (the "Company") hereby incorporates by reference the description of the Securities contained in the form of Preliminary Prospectus Supplement under "Specific Terms of the Notes" filed with the Commission on October 15, 2002 pursuant to Rule 424(b) and in the Prospectus dated May 17, 2001 under "Description of Notes We May Offer" pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 23, 2001 and Post-Effective Amendment No. 2 thereto filed with the Commission on March 29, 2001.


Item 2.   Exhibits.

          1. Form of Indenture between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the Pre-Effective Amendment No. 1 to Form F-1 Registration Statement under the Securities Act of 1933 filed with the Commission on November 9, 2000 (File No: 333-46930))

          2. Form of Equity-Linked Notes due November 5, 2007 (linked to the S&P 500(R) Index, Offering protection for up to a 25% decline in the S&P 500 Index)

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         UBS AG
                                          (Registrant)


Date:  October 31, 2002                  By:  /s/ Robert C. Dinerstein
                                              ----------------------------
                                              Robert C. Dinerstein
                                              Managing Director


                                         By:  /s/ Robert B. Mills
                                              ----------------------------
                                              Robert B. Mills
                                              Managing Director